Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157726 and No. 333‑127262 on Form S-8 of ACCO Brands Corporation, of our report dated June 25, 2013 appearing in this Annual Report on Form 11-K of the ACCO Brands Corporation 401(k) Plan for the year ended December 31, 2012.

By:     /s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
June 25, 2013